Exhibit 37



                            THE STARLITE UNIT TRUST


                            Subscription Application

                            THE STARLITE UNIT TRUST


                                APPLICATION FORM

                                      FOR

                                     UNITS

Ocean Star Investment  Management Ltd. as Manager of
The Starlite Unit Trust (the "Fund")
Richmond House,
12 Par-La-Ville Road,
Hamilton HM CX,
Bermuda

1. I offer to subscribe for such number of Units of the Fund as may be subscribed for by the transfer of the securities listed in Schedule A at a price per Unit ("Application Amount") determined as mentioned below.

2. I confirm that payment of the Application Amount has been made by transfer to the Trustee as trustee of the Fund of the legal and beneficial title to the securities listed in Schedule A (the "Portfolio Investments"). I represent that (a) I am the sole beneficial owner of the Portfolio Investments and (b) there are no restrictions on the transfer of the Portfolio Investments as contemplated by this application.

3.   I represent that:

     (a) this application is based solely upon the trust deed of The Starlite Unit Trust and that I have received and read and am familiar with the contents of the said trust deed;

     (b) I am not a national or resident of or a partnership or corporation organised or existing under the laws of the United States or any state, territory or possessions thereof and nor do I/we hold or intend to hold for the benefit of any such person;

     (c) I am not making this application for any person under the age of 18 years; and

4. I request that the Units be held in book stock form to be registered in the name and address set out below.

Applicants should complete the sections below. In the case of joint applicants, all must sign. All communications will be sent to the first registered holder. In the case of an officer signing on behalf of a company, such officer may be required to provide evidence of his appointment and of his authority to sign.

NAME OF APPLICANT: Li Tzar Kai, Richard

ADDRESS: No 12 Shek O, Hong Kong

SIGNATURE..........................................................

DATE...............................................................

Notes

1. The Subscription Price per Unit issued pursuant to this application (if accepted) will be determined as described in the trust deed of the Trust.

2. This application need only indicate the total amount to be invested. The Trustee will calculate the number of Units (including fractional Units calculated to 3 decimal places) to be issued at the relevant Subscription Price.

3.   Units will be held in book stock form.


                                   SCHEDULE A

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     Portfolio Investment Name                   Shares/Amount Transferred
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PACIFIC CENTURY GROUP HOLDINGS LIMITED        20 SHARES
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Agreed and accepted for and on behalf of the Manager:


SIGNATURE..........................................................

DATE...............................................................